UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: January 31, 2008
(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

140 West Street
New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On January 31, 2008, Verizon Communications Inc. (“Verizon”) and FairPoint Communications, Inc. (“FairPoint”) executed a notice (the “Extension Notice”) as contemplated by Section 9.1(b) of the Agreement and Plan of Merger, dated as of January 15, 2007, by and among FairPoint, Verizon and Northern New England Spinco Inc., a subsidiary of Verizon (“Spinco”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007 and Amendment No. 4 to Agreement and Plan of Merger, dated as of November 16, 2007 (the “Merger Agreement”), pursuant to which Spinco will merge with and into FairPoint (the “Merger”). Section 9.1(b) of the Merger Agreement provides that FairPoint or Verizon may extend the original termination date of the Merger Agreement, or January 31, 2008, for up to four consecutive 30-day periods provided that all conditions to the Merger are capable of being satisfied as of such time except for the receipt of the required regulatory approvals. Pursuant to the Extension Notice, the date on which any party may terminate the Merger Agreement has been extended to March 1, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIZON COMMUNICATIONS INC. (Registrant)
By:	/s/ Marianne Drost
Name:	Marianne Drost
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: January 31, 2008

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